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EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	CONTACTS: Corporate Communications Gareth Edmondson-Jones Fiona Morrisson (718) 709-3089
Investor Relations Amy Carpi (203) 656-7651 amy.carpi@jetblue.com

JETBLUE AIRWAYS ORDERS 100 EMBRAER 190 JET AIRCRAFT,

WITH OPTIONS FOR AN ADDITIONAL 100

—JetBlue is Launch Customer for the New Aircraft—

New York, NY (June 10, 2003)—JetBlue Airways Corporation [NASDAQ: JBLU] announced today that it has placed an order for 100 new EMBRAER 190 jet aircraft, with options for an additional 100 new aircraft. Embraer values the firm contract at $3 billion, with a potential value of $6 billion if all options are exercised.

The announcement makes JetBlue the launch customer of the all-new 100-seat EMBRAER 190 aircraft. The EMBRAER 190 is the manufacturer's newest model in a family of mid-sized aircraft targeting the growing 70- to 110-seat market. This family incorporates advanced design features such as integrated avionics, fly-by-wire flight controls, and more efficient, environmentally friendly GE engines.

As with JetBlue's A320 fleet, all of the low-cost carrier's new Embraer aircraft will offer DIRECTV satellite programming at every roomy leather seat. The new aircraft will feature 100 seats in an all-coach, two-by-two seating configuration.

JetBlue plans to take delivery of the first seven Embraer aircraft in 2005, with the remainder of the order expected to be delivered through 2011 at a rate of approximately 18 per year. Options begin in 2011. With this new Embraer order and the low-cost airline's current fleet of 42 Airbus A320 aircraft plus orders and options for future Airbus deliveries, JetBlue's fleet could grow to as many as 290 aircraft by the end of 2011. Lease financing has been arranged for the first 30 EMBRAER 190 aircraft deliveries.

"Through this new agreement with Embraer, JetBlue will bring its superior product and award-winning customer service to the many mid-sized markets desperately in need of low fares and high quality service," said David Neeleman, CEO of JetBlue Airways. "Since our first full year of operations in 2001, we have achieved continued profitability through our focus on innovation and low costs. Our unwillingness to rest on our success is evident today. With a combined Airbus and Embraer fleet, we believe we will be well-positioned to offer a better product to markets of all sizes across the U.S., without compromising the low fares, cabin comfort and great service that are the hallmarks of the JetBlue experience."

"JetBlue has established itself as a leading carrier in the low-fare market, and to have our aircraft chosen to join this prestigious fleet is the highest praise," said Maurício Botelho, president and CEO of Embraer. "JetBlue passengers will find the EMBRAER 190 provides them with the same high standards of cabin comfort and appeal they are used to on JetBlue, offering a truly seamless experience throughout the JetBlue system."

The EMBRAER 190 is powered by GE Aircraft Engines' CF34-10, the newest and most powerful member of GE's successful CF34 engine family. New technology features in the CF34-10 make it one of the most efficient, environmentally friendly engines in the world.

Embraer (NYSE: ERJ) is the only manufacturer in the world to offer a family of aircraft to satisfy airline requirements in the 70- to 110-seat segment. According to Embraer, more than 70 percent of the value of parts and components come from U.S. partners and suppliers. All JetBlue EMBRAER 190 aircraft will feature avionics systems supplied by Honeywell (NYSE: HON). Thrust reversers and engine nacelles will be provided by Goodrich Corporation (NYSE: GR), and auxiliary power units by Hamilton Sundstrand, a subsidiary of United Technologies Corporation (NYSE: UTX). Hydraulics, electrical systems, flight controls and fuel systems will be provided by Parker Aerospace, an operating segment of Parker Hannifin Corporation (NYSE: PH).

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About JetBlue

JetBlue is a low-fare, low-cost passenger airline, which provides high-quality customer service. Since launching operations in February 2000, the airline has carried more than 13 million passengers. JetBlue operates a fleet of 42 new Airbus A320 aircraft and is scheduled to place into service another 11 A320s by the end of 2003. All JetBlue aircraft feature roomy all-leather seats each equipped with free live satellite television, offering up to 24 channels of DIRECTV Programming at every seat.*

From its base at New York City's John F. Kennedy International Airport, JetBlue flies to: Fort Lauderdale, Fort Myers, Orlando, Tampa and West Palm Beach, FL; Buffalo, Rochester and Syracuse, NY; Long Beach, Oakland and Ontario, CA; Burlington, VT; Denver, CO; Las Vegas, NV; New Orleans, LA; Salt Lake City, UT; San Juan, Puerto Rico; and Seattle, WA. From Washington DC, the airline serves Fort Lauderdale, FL, and Long Beach and Oakland, CA. From Long Beach, CA, the airline serves Atlanta, GA, Oakland, CA, Las Vegas, NV and Salt Lake City, UT.

JetBlue is also scheduled to launch service between JFK and San Diego, CA, with two daily flights starting June 26 and July 14, respectively.

With JetBlue, all seats are assigned, all travel is ticketless, all fares are one-way, and a Saturday night stay is never required. For more information, schedules and fares, please visit www.jetblue.com or call JetBlue reservations at 1-800-JETBLUE (538-2583). This press release, as well as past press releases, can be found on www.jetblue.com.

*DIRECTV® service is not available on flights between New York City and San Juan, Puerto Rico.

About Embraer

Embraer (Empresa Brasileira de Aeronáutica S.A.—NYSE: ERJ; Bovespa: EMBR3 and EMBR4) is one of the world's leading aerospace companies. With headquarters in São José dos Campos, state of São Paulo, and offices and customer service bases in Australia, China, France, Singapore and the United States, the Company as of March 31, 2003 has a total workforce of 12,407 people. Embraer was Brazil's largest exporter from 1999 to 2001, and second largest in 2002. As of March 31, 2003 Embraer's firm order backlog totaled US$ 7.9 billion and the total backlog, including options, equaled US$ 19.2 billion. Embraer has 33 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global airline, defense and corporate markets.

This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward looking statements due to many factors, including without limitation, potential hostilities in the Middle East or other regions, our ability to implement our growth strategy and our dependence on the New York market, our fixed obligations and our limited operating history, seasonal fluctuations in our operating results, increases in maintenance costs, fuel prices and interest rates, our competitive environment, our reliance on sole suppliers, government regulation, our failure to properly integrate LiveTV or enforce its patents, our ability to hire qualified personnel, the loss of key personnel and potential problems with our workforce including work stoppages, and continuing changes in the airline industry following the September 11th terrorist attacks and the increased risk of future attacks, as well as potential problems with the certification, financing, delivery, performance and integration into service of the EMBRAER 190 aircraft and the CF34-10E engine. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's Annual Report on Form 10-K. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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  EXHIBIT 99.1
JETBLUE AIRWAYS ORDERS 100 EMBRAER 190 JET AIRCRAFT, WITH OPTIONS FOR AN ADDITIONAL 100